Deborah A. Sullivan, Esq.
Assistant Vice President &
Assistant Counsel

December 17, 2001

VIA EDGAR
Securities and Exchange Commission
Mail Stop 0-7, Filer Support
6432 General Green Way
Alexandria, VA 22312

         Re:      Oppenheimer Main Street Funds, Inc. on behalf of
                  Oppenheimer Main Street Growth & Income Fund
                  Post-Effective Amendment No. 28
                  File Nos. 33-17850; 811-5360

To the Securities and Exchange Commission:

                  On behalf of  Oppenheimer  Main  Street  Growth and Income  Fund (the  "Fund")  and  pursuant  to
Paragraph (e) of Rule 485 under the  Securities  Act of 1933, as amended (the "1933 Act"),  and in connection  with
Post-Effective  Amendment  No. 28 to the 1933 Act  Registration  Statement of the Fund and  Amendment No. 24 to its
Registration  Statement  under the  Investment  Company  Act of 1940,  as amended,  the  undersigned  counsel,  who prepared or reviewed such  Amendment,  hereby  represents to the Commission,  for filing with such Amendment,  that said  Amendment  does not contain  disclosures  which would render it  ineligible to become  effective  pursuant to paragraph (b) of said Rule 485.

                                                              Very truly yours,

                                                                /s/ Deborah A. Sullivan

                                                              Deborah A. Sullivan
                                                              Assistant Vice President &
                                                              Assistant Counsel

    DAS:dr